EXHIBIT 99.1

Correction — j2 Global Communications
Tuesday March 23, 3:28 pm ET

In the news release, j2 Global Communications (Nasdaq: JCOM — News) Completes Acquisition of The Electric Mail Company, issued yesterday, March 22, by j2 Global Communications over PR Newswire, we are advised by the company that the figure in the first paragraph, at the end of the first sentence, should read “CDN $7.0 million in cash” rather than “CDN $7.0 in cash,” as originally issued inadvertently.

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Source: j2 Global Communications, Inc.